Exhibit 23.2

                        Stark Winter Schenkein & Co., LLP


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Future Carz, Inc. on Form S-8, of our report dated May 15, 2002, on our audit of the financial statements of Future Carz, Inc. as of December 31, 2001 and the years ended December 21, 2001 and 2000, which report is included in the Form 10-KSB.


/s/ Stark Winter Schenkein & Co., LLP

March 27, 2003